ZYCPA Company Limited
Certified Public Accountants

August 24, 2010

Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

Dear Commissioners:

We have read the disclosures included in Item 4.01 of Form 8-K of Ensign Services, Inc. dated August 24, 2010 and we agree with such statements regarding our firm. We have no basis to agree or disagree with other statements made under Item 4.01.

Very truly yours,

ZYCPA Co Ltd

ZYCPA Company Limited
Hong Kong, China

9 FLOOR, CHINACHEM HOLLYWOOD CENTRE, 1-13 HOLLYWOOD ROAD, CENTRAL, HONG KONG
Phone: (852) 2573 2296 Fax: (852) 2384 2022 http://www.zycpa.us